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EXHIBIT (h)(5)

                                     FORM OF

                                   SCHEDULE A

                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                           AMERICAN PERFORMANCE FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                                  JULY 1, 2004

                   AMENDED AND RESTATED AS OF JANUARY 20, 2006

FUNDS

               U.S. Treasury Fund
               Institutional U.S. Treasury Fund
               Cash Management Fund
               Institutional Cash Management Fund
               Institutional Tax-Free Money Market Fund
               Intermediate Tax-Free Bond Fund
               Short-Term Income Fund
               Intermediate Bond Fund
               Bond Fund
               Balanced Fund
               U.S. Tax-Efficient Large Cap Equity Fund
               Growth Equity Fund
               U.S. Tax-Efficient Small Cap Equity Fund
               U.S. Large Cap Equity Fund+
               U.S. Mid Cap Equity Fund+
               U.S. Small Cap Equity Fund+
               U.S. Tax-Efficient Mid Cap Equity Fund+

+ As of January 20, 2006 these Funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expenses will not be incurred under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule A to be fully executed as January 20, 2006.

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BOK INVESTMENT ADVISERS, INC.           BISYS FUND SERVICES OHIO, INC.


By:                                     By:
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Title:                                  Title:
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AGREED AND ACKNOWLEDGED:

AMERICAN PERFORMANCE FUNDS


By:
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Title:
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